SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. __)

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Filed by a party other than the registrant ☒

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☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive proxy statement.

☒	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

SCPIE HOLDINGS INC.

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(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS III, L.P.

STILWELL VALUE LLC

JOSEPH STILWELL

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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐

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THE STILWELL GROUP

26 BROADWAY, 23rd FLOOR

NEW YORK, NY 10004

T 212.269.5800

F 212.269.2675

March 7, 2008

Dear Fellow Shareholder:

Instead of retiring gracefully in his early 70’s, I believe CEO Don Zuk is pushing to sell our gem of a company on the cheap and trigger a seven-figure payout to him before he retires. But why the rush to sell our Company on the cheap?

California physicians have every reason to vote against The Doctors Company deal:

1.

Less choice: A California physician loses choice in selecting a professional liability insurer if TDC swallows SKP. Do you think TDC wants to buy SKP to reduce med mal rates? TDC/SKP will have approximately 31% of the medical insurance business in California leaving California insureds with less competition, potentially higher rates and fewer alternatives.

2.

Tax liability: If you are one of the California physicians who received SKP shares in exchange for membership interests in the old reciprocal, you generally will be liable for state and federal taxes of $6.80 per share* based on the proposed $28 cash offer for our Company—leaving you with even less capital than before the board recommended this transaction. (This is not tax advice; you should consult with your tax advisor.)

3.

The TDC offer is too low: SKP earned $2.74 per share last year from the SCPIE Insurance operations (despite spending on extravagances like prime Century City office space and dining at Spago). To sell SKP for 10x earnings and only 115% of tangible book value is foolish. (The three other publicly traded professional liability carriers trade for 134%, 151% and 167% of book value, respectively.) Where’s the premium for selling our Company?

In the fall of 2006, I was invited to meet Dr. Karlan and Don Zuk (at Spago, of course). We discussed the possibility of me joining the board of directors. In between Dr. Karlan jumping up to tell Kirk Douglas at the next table what a lovely golf game he’d had with him the year before, I learned that they were willing to sell the company for the ‘right price.’ One of the men was willing to sell the company at a minimum of $30 per share and the other for $32 per share with the caveat that the minimum sale price would increase as book value increased (that would be $32-$35 per share today). Why then the rush to take an inadequate cash offer of $28 per share from The Doctors Company? Might it have to do with the seven-figure change-of-control payout (that can take place before Don Zuk retires)? You decide.

In previous letters I have discussed an offer for SKP made last fall by American Physicians Capital, Inc. (ACAP) — a Midwestern-based insurance company of which my investment funds are a 10% owner (as we are in SKP) and on whose board I sit. Although SKP's board rejected the ACAP offer, ACAP never withdrew its offer. There is no assurance, if the proposed $28 offer is voted down, that SKP would be willing to renew discussions of ACAP’s offer or that ACAP will renew discussions, or what the value of their offer would be if such discussions were renewed. In writing to you, I have been sharing my personal views on behalf of my investment funds. I am not authorized to speak on behalf of ACAP, nor do I.

I believe that a majority of SKP’s shareholders are ill-served by the proposed TDC deal. At least 40% of SKP’s shares are owned by California physicians who will face adverse tax liability from a cash deal. Institutional holders of approximately 24% of SKP stock also own ACAP stock.

As I see it, the proposed TDC deal cannot be approved if the California physicians who own 40% of our Company join their votes with my 10% vote against the proposed TDC deal. I encourage you to vote AGAINST the proposed deal with The Doctors Company. Only your last vote will count. If you’ve already returned Management’s card, you can still change your vote by returning the GOLD card to us or voting via the Internet or telephone. Thank you for your consideration.

Sincerely, /s/ Joseph Stilwell
Joseph Stilwell

* The estimated tax liability of $6.80 for a California physician who received shares in SKP when it went public in 1997 is calculated as follows. According to SKP’s proxy statement, the receipt of cash exchanged for stock will result in a gain between the cash received and the basis (p. 3), the basis for shares received in the public offering would be zero, and this would result generally in a taxable gain of $28 per share. The federal capital gain rate of 15% yields a tax liability of $4.20; California has a marginal tax rate of 9.3% for taxable income levels above $44,819, yielding a California income tax liability of $2.60 per share. Please note that this is not tax advice. I urge you to consult your own tax advisor for advice regarding your personal tax liability.

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On February 4, 2008, the Stilwell Group (the “Group”) filed with the Securities and Exchange Commission (the "Commission") a definitive proxy statement in connection with the March 26, 2008 special meeting of stockholders of SCPIE Holdings Inc. On the record date for the meeting, February 4, 2008, there were 9,583,165 shares of common stock of SCPIE Holdings Inc. outstanding. Copies of the Group’s definitive proxy statement were mailed to stockholders beginning February 8, 2008. Investors and security holders are urged to read the Group’s definitive proxy statement and additional definitive soliciting material because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Group with the Commission at the Commission's website at www.sec.gov. The definitive proxy statement and these other documents may also be obtained for free by writing to Mr. Joseph Stilwell at 26 Broadway, 23rd Floor, New York, New York 10004, or by contacting Morrow & Co., LLC at 800-662-5200.

P R O X Y

THIS PROXY IS SOLICITED BY THE STILWELL GROUP IN OPPOSITION TO THE BOARD OF DIRECTORS OF SCPIE HOLDINGS INC.

SCPIE HOLDINGS INC.

SPECIAL MEETING OF SHAREHOLDERS

March 26, 2008

VOTING CONTROL NUMBER

Your vote is important. Casting your vote in one of the three following ways votes all shares of Common Stock of SCPIE Holdings Inc. that you are entitled to vote. Internet and telephone voting facilities are available 24 hours a day, seven days a week. Please consider the issues discussed in the proxy statement and cast your vote:

▪	VIA INTERNET – Have the above control number handy when you go to: https://www.proxyvotenow.com/skp. Follow the instructions. You will have the option of receiving an e-mail confirmation.

▪	BY TELEPHONE – Dial toll-free from the U.S. or Canada: 1-888-216-1297. Have the control number handy and follow the instructions.

▪

BY MAIL – Unless you have voted via the Internet or by telephone, complete, sign and date the GOLD proxy card below and mail it promptly in the enclosed postage-paid envelope to Ellen Philip Associates, PO Box 1997, New York, NY 10117-0024.

Your Internet or telephone vote must be received no later than 10:00 a.m.,

Eastern time, on March 26, 2008.

Detach Here

PROXY SOLICITED BY THE STILWELL GROUP IN OPPOSITION

TO THE BOARD OF DIRECTORS OF SCPIE HOLDINGS INC.

GOLD PROXY CARD	GOLD PROXY CARD

SCPIE HOLDINGS INC.

SPECIAL MEETING OF SHAREHOLDERS

March 26, 2008

The undersigned hereby appoints Joseph Stilwell and Spencer Schneider, or either of them, as proxies with full power of substitution, to vote in the name of and as proxies for the undersigned at the Special Meeting of SCPIE Holdings Inc. (the "Company"), to be held on March 26, 2008, at 10:00 a.m. Pacific Time, and at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to cast if personally present on the matters shown on the reverse side:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted "AGAINST" Proposal 1 relating to the merger agreement with The Doctors Company and “AGAINST” Proposal 2 relating to adjournment of the Special Meeting. This proxy revokes all prior proxies given by the undersigned.

Until the voting deadline, you may revoke a prior proxy vote at any time by submitting a new vote, which automatically revokes any previous vote. ONLY YOUR LATEST VOTE WILL COUNT IN THE TABULATION.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith. The proxies may exercise discretionary authority only as to matters unknown to the Group a reasonable time before this Proxy Solicitation.

Unless you have voted via the Internet or by telephone, please mark this GOLD proxy card on the reverse side, sign it and date it, and return it promptly in the envelope provided.

THANK YOU FOR VOTING

Detach Here

GOLD PROXY CARD	GOLD PROXY CARD

We recommend that you vote AGAINST Proposal 1.

1. To adopt the Agreement and Plan of Merger, dated October 15, 2007, by and among The Doctors Company, Scalpel Acquisition Corp. and SCPIE Holdings Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

We recommend that you vote AGAINST Proposal 2.

2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger, dated October 15, 2007, by and among The Doctors Company, Scalpel Acquisition Corp. and SCPIE Holdings Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

_________________________ Signature	_______________________ Signature (Joint Owners)	_________________, 2008 Date

Please sign exactly as your name appears hereon or on proxy cards previously sent to you by the Company. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

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